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                         EARNINGS PER SHARE - EXHIBIT 11.1

                                    (UNAUDITED)

BASIC INCOME (LOSS) PER SHARE:

                                                     THREE MONTHS ENDED            SIX MONTHS ENDED
                                                           JUNE 30,                     JUNE 30,
                                                 --------------------------    --------------------------
                                                     1997           1998           1997           1998
                                                 -----------    -----------    -----------    -----------
Net income (loss)                                $    (4,455)   $ 6,657,165    $    40,840    $12,299,509
                                                 -----------    -----------    -----------    -----------
                                                 -----------    -----------    -----------    -----------
Weighted average shares outstanding               11,873,234     18,802,579     11,873,234     18,218,730
                                                 -----------    -----------    -----------    -----------
                                                 -----------    -----------    -----------    -----------
Income (loss) per share                          $       .00    $       .35         $  .00    $       .68
                                                 -----------    -----------    -----------    -----------
                                                 -----------    -----------    -----------    -----------

DILUTED INCOME (LOSS) PER SHARE:

                                                     THREE MONTHS ENDED            SIX MONTHS ENDED
                                                           JUNE 30,                     JUNE 30,
                                                 --------------------------    --------------------------
                                                     1997           1998           1997           1998
                                                 -----------    -----------    -----------    -----------
Net income (loss)                                $    (4,455)   $ 6,657,165    $    40,840    $12,299,509
                                                 -----------    -----------    -----------    -----------
                                                 -----------    -----------    -----------    -----------
Weighted average shares outstanding               11,873,234     18,802,579     11,873,234     18,218,730

Effect of dilutive shares-stock options                    -        235,668              -        445,557
                                                 -----------    -----------    -----------    -----------
Total weighted average dilutive shares            11,873,234     19,038,247     11,873,234     18,664,287
                                                 -----------    -----------    -----------    -----------
                                                 -----------    -----------    -----------    -----------
Income (loss) per share                          $       .00    $       .35    $       .00    $       .66
                                                 -----------    -----------    -----------    -----------
                                                 -----------    -----------    -----------    -----------